EXHIBIT (a)(1)(i)

                              EVOLVE SOFTWARE, INC.

   OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS (THE "OFFER TO
                                   EXCHANGE")

 THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., PACIFIC STANDARD TIME, ON
                  JANUARY 4, 2002 UNLESS THE OFFER IS EXTENDED.

     Evolve Software, Inc. ("Evolve") is offering eligible employees the opportunity to exchange certain outstanding options to purchase shares of Evolve common stock for new options which we will grant under the Evolve Software, Inc. 2000 Stock Plan. We are making the offer upon the terms and conditions described in (i) this Offer to Exchange (the "Offer to Exchange"); (ii) the related letter from Gayle Crowell dated December 5, 2001; (iii) the Election Form; and (iv) the Notice to Withdraw from the Offer (which together, as they may be amended from time to time, constitute the "offer" or "program").

     The number of shares subject to the new options to be granted to each eligible employee will be equal to the number of shares subject to the options tendered by the eligible employee and accepted for exchange. Subject to the terms and conditions of this offer, we will grant the new options on the first business day which is at least six (6) months and one (1) day after the date we cancel the options accepted for exchange. You may only tender options for all or none of the outstanding, unexercised shares subject to an individual option grant. Only options with an exercise price equal to or greater than $1.15 per share are eligible for exchange. All tendered options accepted by us through the offer will be cancelled on the next business day after the date the offer ends or as soon as practicable thereafter. The offer is currently scheduled to expire at 11:59 p.m. on January 4, 2002 (the "Expiration Date") and we expect to cancel options on January 7, 2002, or as soon as possible thereafter (the "Cancellation Date"). IF YOU TENDER ANY OPTION GRANT FOR EXCHANGE, YOU WILL BE REQUIRED TO ALSO TENDER ALL OPTION GRANTS THAT YOU RECEIVED DURING THE SIX (6) MONTH PERIOD PRIOR TO THE DATE WE COMMENCED THIS OFFER (THE "COMMENCEMENT DATE") (OTHER THAN OPTIONS GRANTED IN NOVEMBER 2001), EVEN IF THOSE OPTION GRANTS HAVE AN EXERCISE PRICE OF LESS THAN $1.15 PER SHARE. Since we commenced this offer on December 5, 2001, this means that if you participate in the offer, you will be required to tender all options granted to you since June 5, 2001 (other than options granted in November 2001).

     Participation in the offer is completely voluntary. The offer is subject to conditions that we describe in Section 7 of this Offer to Exchange.

     You may participate in the offer if you are an employee of Evolve Software, Inc. or one of our subsidiaries who resides and works in the United States; however, directors and employees who are defined as "officers" for purposes of
Section 16(b) of the Exchange Act of 1934, as amended, comprised of those officers listed on Schedule A to this Offer to Exchange, are not eligible to
                                                             ---
participate. In order to receive a new option pursuant to this offer, you must continue to be an employee as of the date on which the new options are granted, which will be at least six (6) months and one (1) day after the Cancellation Date.

     If you tender options for exchange as described in the offer, and we accept your tendered options, then, subject to the terms of this offer, we will grant you new options under the 2000 Stock Plan.

     The exercise price per share of the new options will be 100% of the fair market value on the date of grant, as determined by the closing price reported by the Nasdaq National Market on the date of grant. If, however, prior to the date of grant of the new options Evolve enters into a merger or stock acquisition whereby Evolve is acquired by another company, then the new stock options you receive could be for the purchase of the acquirer's stock (as opposed to Evolve's), with an exercise price equal to the fair market value of such acquirer's stock on the date the new option is granted. Even upon the happening of such events, the date the new option is granted will remain a date that is at least six (6) months and one (1) day after the Cancellation Date. We expect the date of grant of the new options to be July 8, 2002.

     Each new option will be exercisable for the same number of shares as remained outstanding under the tendered options. Upon the happening of a merger or stock acquisition whereby Evolve is acquired by another company, the number of shares subject to your new option would be adjusted so that the number of shares you receive would be equal to the number of our shares that were accepted for exchange, multiplied by the exchange ratio that was used in the merger or acquisition.

     Each new option granted will vest in accordance with the vesting schedule of the cancelled options. Each new option granted will vest as follows:

     - any shares that were fully vested on the Cancellation Date will be fully vested,

     - all unvested options on the Cancellation Date that would have been fully vested on the date the new options are granted (at least six (6) months and one (1) day from the Cancellation Date) will be fully vested, and

     - all remaining unvested options will have a vesting schedule that is equivalent to what would have been in place had the cancelled option remained in effect. For example:

               - An employee cancels an option that is 20/48th vested at the time of cancellation.

               - The new grant occurs six (6) months and one (1) day after cancellation.

               - The replacement option will be 26/48th (plus one (1) day) vested at the time of grant.

     Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options for exchange. You must make your own decision whether or not to tender your options.

     Shares of Evolve common stock are traded on the Nasdaq National Market under the symbol "EVLV" On December 3, 2001, the closing price of our common stock reported on the Nasdaq National Market was $0.19 per share.

     WE RECOMMEND THAT YOU EVALUATE CURRENT MARKET QUOTES FOR OUR COMMON STOCK, AMONG OTHER FACTORS, BEFORE DECIDING WHETHER OR NOT TO TENDER YOUR OPTIONS.

     THIS OFFER TO EXCHANGE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     You should direct questions about the offer or requests for assistance or for additional copies of this Offer to Exchange, the letter from Gayle Crowell dated December 5, 2001, the Election Form and the Notice to Withdraw from the Offer, to Darrin Short, Evolve Software, Inc., 1400 65th Street, Suite 100, Emeryville, CA 94608.

                                    IMPORTANT

     If you wish to tender your options for exchange, you must complete and sign the Election Form in accordance with its instructions, and fax or hand deliver it and any other required documents to Darrin Short at fax number (510) 428-6902 on or before 11:59 p.m. on January 4, 2002.

     We are not making the offer to, and we will not accept any tender of options from or on behalf of, option holders in any jurisdiction in which the offer or the acceptance of any tender of options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions.

     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR OPTIONS THROUGH THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT AND IN THE RELATED LETTER FROM GAYLE CROWELL DATED DECEMBER 5, 2001, THE ELECTION FORM AND THE NOTICE TO WITHDRAW FROM THE OFFER. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

                                         TABLE OF CONTENTS

                                                                                           Page
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
OFFER SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

CERTAIN RISKS OF PARTICIPATING IN THE OFFER. . . . . . . . . . . . . . . . . . . . . . . .   10

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

THE OFFER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

1.     Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

2.     Number of options; expiration date. . . . . . . . . . . . . . . . . . . . . . . . .   15

3.     Purpose of the offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

4.     Procedures for tendering options. . . . . . . . . . . . . . . . . . . . . . . . . .   17

5.     Withdrawal rights and change of election. . . . . . . . . . . . . . . . . . . . . .   19

6.     Acceptance of options for exchange and issuance of new options. . . . . . . . . . .   20

7.     Conditions of the offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

8.     Price range of shares underlying the options. . . . . . . . . . . . . . . . . . . .   23

9.     Source and amount of consideration; terms of new options. . . . . . . . . . . . . .   24

10.    Information concerning Evolve . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

11.    Interests of directors and officers; transactions and arrangements concerning the
       options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

12.    Status of options acquired by us in the offer; accounting consequences of the offer   31

13.    Legal matters; regulatory approvals . . . . . . . . . . . . . . . . . . . . . . . .   31

14.    Material U.S. federal income tax consequences.. . . . . . . . . . . . . . . . . . .   32

15.    Extension of offer; termination; amendment. . . . . . . . . . . . . . . . . . . . .   34

16.    Fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

17.    Additional information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

18.    Summary financial statements. . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

19.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

SCHEDULE A    Information Concerning the Directors and Executive Officers of
              Evolve Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1

SCHEDULE B    Summary Financial Statements of Evolve Inc.. . . . . . . . . . . . . . . . .  B-1

                                  OFFER SUMMARY

     The following are answers to some of the questions that you may have about the offer. We urge you to read carefully the remainder of this Offer to Exchange, the accompanying letter from Gayle Crowell dated December 5, 2001, the Election Form and the Notice to Withdraw from the Offer because the information in this summary is not complete, and additional important information is contained in the remainder of this Offer to Exchange, the accompanying letter, the Election Form and the Notice to Withdraw from the Offer. We have included in this Summary references to the remainder of this Offer to Exchange where you can find a more complete description of the topics in this summary.

WHAT SECURITIES IS EVOLVE OFFERING TO EXCHANGE?

     We are offering to exchange all outstanding, unexercised options to purchase shares of common stock of Evolve Software, Inc. ("Evolve" or the "Company")) issued under our 1995 Stock Option Plan and our 2000 Stock Plan that have an exercise price equal to or greater than $1.15 per share and which are held by eligible employees, in return for new options we will grant under the 2000 Stock Plan. Options to purchase common stock of Evolve that have an exercise price of less than $1.15 are not eligible to participate in the offer. However, if you participate in the offer, then all options received since June 5, 2001 must be tendered (other than options granted in November 2001), even if the option has an exercise price less than $1.15 per share. (Page 15)

WHO IS ELIGIBLE TO PARTICIPATE?

     Employees are eligible to participate if they are employees of Evolve or one of Evolve's subsidiaries as of the date the offer commences and remain employees through the date on which the tendered options are cancelled, but only if they live or work in the United States; however, members of the Board of Directors and all employees who are defined as "officers" for purposes of
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (as listed on Schedule A to this Offer to Exchange) are not eligible to
                                                               ---
participate. In order to receive a new option, you must remain an employee as of the date the new options are granted, which will be at least six (6) months and one (1) day after the Cancellation Date. If Evolve does not extend the offer, the new options will be granted on July 8, 2002. (Page 15)

ARE EMPLOYEES OUTSIDE THE UNITED STATES ELIGIBLE TO PARTICIPATE?

     No. Only employees who currently live and work in the United States are eligible to participate.

WHY IS EVOLVE MAKING THE OFFER?

     We believe that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of our company. The offer provides an opportunity for us to offer eligible employees a valuable incentive to stay with Evolve. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our shares. We believe these options do not provide adequate incentives because of their high exercise prices. By making this offer to exchange outstanding options for new options that will have an exercise price equal to the market value of the shares on the grant date, we intend to provide our eligible employees with the benefit of owning options that over time may have a greater potential to increase in value. We believe this will create better performance incentives for eligible employees and thereby maximize stockholder value.
(Page 16)

WHAT ARE THE CONDITIONS TO THE OFFER?

     Participation in the offer is completely voluntary. If you have multiple options, you can choose to tender some but not all of your options, but you must tender all option received in the six months prior to the Commencement Date, if you tender any at all. The conditions are described in Section 7 of this Offer to Exchange. (Page 20)

ARE THERE ANY ELIGIBILITY REQUIREMENTS THAT I MUST SATISFY AFTER THE EXPIRATION DATE OF THE OFFER TO RECEIVE THE NEW OPTIONS?

     To receive a grant of new options through the offer and under the terms of the 2000 Stock Plan, you must be employed by Evolve or one of its subsidiaries as of the date the new options are granted.

     As discussed below, subject to the terms of this offer, we will grant the new options on the first business day which is at least six (6) months and one
(1) day after the date we cancel the options accepted for exchange. We expect that we will grant the new options on July 8, 2002. If, for any reason, you do not remain an employee of Evolve or one of its subsidiaries through the date we grant the new options, you will not receive any new options or other consideration in exchange for your tendered options that have been accepted for exchange and subsequently cancelled. You are reminded that unless expressly provided in your employment agreement, your employment with Evolve remains "at will" and can be terminated by you or Evolve at any time, with or without cause or notice. (Page 15)

HOW MANY NEW OPTIONS WILL I RECEIVE IN EXCHANGE FOR MY TENDERED OPTIONS?

     If you meet the eligibility requirements and subject to the terms of this offer, we will grant you new options to purchase one share for each share subject to the options you tender. If, however, prior to the date of grant of the new options Evolve enters into a merger or stock acquisition whereby Evolve is acquired by another company, then the new stock options you receive could be for the purchase of the acquirer's stock (as opposed to Evolve's), and the number of shares would be adjusted. For example, if we were acquired by means of a merger, you would receive the number of shares that were accepted for exchange and cancelled, multiplied by the exchange ratio that was used in the merger. New options will be granted under our 2000 Stock Plan, unless prevented by law or applicable regulations. All new options will be subject to a new option agreement between you and Evolve. You must execute the new option agreement before receiving new options. (Page 15)

WHEN WILL I RECEIVE MY NEW OPTIONS?

     We will grant the new options on the first business day that is at least six (6) months and one (1) day after the date we cancel the options accepted for exchange (the "New Option Grant Date"). Under no circumstances will we grant the new options prior to the first business day that is at least six (6) months and (1) day after the date we cancel the options accepted for exchange. If we cancel tendered options on January 7, 2002, which is the scheduled date for the cancellation of the options (the first business day following the expiration date of this offer), the new options will be granted on July 8, 2002. You must continue to be an employee on the date we are granting the new options in order to be eligible to receive them. (Page 19)

WHY WON'T I RECEIVE MY NEW OPTIONS IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?

     If we were to grant the new options on any date that is earlier than six
(6) months and one (1) day after the date we cancel the options accepted for exchange, we would be subject to onerous accounting charges. We would be required for financial reporting purposes to treat the new options as variable awards. This means that we would be required to record the non-cash accounting impact of increases in Evolve's stock price as a compensation expense for the new options issued under this offer. We would have to continue this variable accounting for these new options until they were exercised, forfeited or terminated. The higher the market value of our shares, the greater the compensation expense we would have to record. By deferring the grant of the new options for at least six (6) months and one (1) day, we believe we will not have to treat the new options as variable awards and avoid these accounting charges.

WILL I BE REQUIRED TO GIVE UP ALL MY RIGHTS TO THE CANCELLED OPTIONS?

     Yes. Once we have accepted options tendered by you, your options will be cancelled and you will no longer have any rights under those options. We intend to cancel all options accepted for exchange on the first business day following the expiration of the offer (the "Cancellation Date"). We expect the Cancellation Date to be January 7, 2002. (Page 19)

WHAT WILL THE EXERCISE PRICE OF THE NEW OPTIONS BE?

     The exercise price per share of the new options will be 100% of the fair market value on the date of grant, as determined by the closing price reported by the Nasdaq National Market on the date of grant.

     If, however, prior to the date of grant of the new options Evolve enters into a merger or stock acquisition whereby Evolve is acquired by another company, then the new stock options you receive could be for the purchase of the acquirer's stock (as opposed to Evolve's), with an exercise price equal to the fair market value of the acquirer's stock on the New Option Grant Date. Regardless of any such merger or stock acquisition, the New Option Grant Date will be at least six (6) months and one (1) day after the Cancellation Date.

     Accordingly, we cannot predict the exercise price of the new options. Because we will grant new options on the first business day that is at least six
(6) months and one (1) day after the date we cancel the options accepted for exchange, the new options may have a higher exercise price than some or all of your current options.

WHEN WILL THE NEW OPTIONS VEST?

     The vesting of the newly issued options will be in accordance with the vesting schedule of the cancelled options. You will receive credit for vesting accrued prior to the cancellation of the tendered options and will receive credit for the period between the cancellation of the tendered options and the grant of the new options.

     Each new option granted will vest as follows:

     - any shares that were fully vested on the Cancellation Date will be fully vested,

     - all unvested options on the Cancellation Date that would have been fully vested on the date the new options are granted (i.e., at least six (6) months and one (1) day from the Cancellation Date) will be fully vested, and

     - all remaining unvested options will have a vesting schedule that is equivalent to what would have been in place had the cancelled option remained in effect. For example:

               - An employee cancels an option that is 20/48th vested at the time of cancellation.

               - The new grant occurs six (6) months and one (1) day after cancellation.

               - The replacement option will be 26/48th (plus one (1) day) vested at the time of grant. (Page 24)

WHAT IF EVOLVE ENTERS INTO A MERGER OR STOCK ACQUISITION WHEREBY EVOLVE IS ACQUIRED BY ANOTHER COMPANY?

     It is possible that, prior to the grant of new options, we might effect or enter into an agreement such as a merger or stock acquisition whereby Evolve is acquired by another company. The Promise to Grant Stock Option(s) which we will give you is a binding commitment, and any successor to our company will be subject to that commitment.

     You should be aware that these types of transactions could have substantial effects on our stock price, including potentially substantial appreciation in the price of our shares. Depending on the structure of this type of transaction, tendering option holders might lose the benefit of price appreciation in our shares resulting from the merger or acquisition. The exercise price of new options granted to you after announcement of a merger or acquisition of Evolve will include any appreciation in our stock price resulting from the announcement, and could therefore exceed the exercise price of your current options. This could potentially result in a greater financial benefit for those optionholders who opted not to participate in this offer and who instead retained their original options.

     Finally, if we are acquired by another company, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees prior to the grant of new options under this option exchange program. TERMINATION FOR THIS, OR ANY OTHER, REASON BEFORE THE NEW OPTION IS GRANTED MEANS THAT YOU WILL NOT RECEIVE THE NEW OPTION, NOR WILL YOU RECEIVE ANY OTHER CONSIDERATION FOR THE OPTIONS THAT WERE CANCELLED.

ARE THERE CIRCUMSTANCES WHERE I WOULD NOT BE GRANTED NEW OPTIONS?

     Yes. If, for any reason, you are no longer an employee on the date we grant new options, you will not receive any new options. You are reminded that your employment with Evolve will remain "at-will" and can be terminated by you or Evolve at any time, with or without cause or notice. (Page 26)

     Moreover, even if we accept your tendered options, we will not grant new options to you if we are prohibited by applicable law or regulations from doing so. Such a prohibition could result from changes in SEC rules, regulations or policies or Nasdaq listing requirements. We do not anticipate any such prohibitions and are referring to the possibility in an abundance of caution. (Page 30)

IF I CHOOSE TO TENDER AN OPTION THAT IS ELIGIBLE FOR EXCHANGE, DO I HAVE TO TENDER ALL THE SHARES IN THAT OPTION?

     Yes. We are not accepting partial tenders of options. However, you may tender the remaining portion of an option that you have partially exercised. Accordingly, you may tender one or more of your option grants, but you must tender all of the unexercised shares subject to each grant or none of the shares for that particular grant. For example and except as otherwise described below, if you hold (i) an option to purchase 1,000 shares at $5.00 per share, 700 of which you have already exercised, (ii) an option to purchase 1,000 shares at an exercise price of $10.00 per share and (iii) an option to purchase 2,000 shares at an exercise price of $15.00 per share, you may tender:

     -    none of your options,

     - options with respect to the 300 remaining unexercised shares under the first option grant,

     - options with respect to all 1,000 shares under the second option grant,

     -    options with respect to all 2,000 shares under the third option grant,

     - all unexercised options with respect to two of the three option grants, or

     -    all unexercised options under all three of the option grants.

     You may not tender options with respect to less than all of the shares under any of option grant. (Page 21)

     ALSO, IF YOU DECIDE TO TENDER ANY OF YOUR OPTIONS, THEN YOU MUST TENDER ALL OF YOUR OPTIONS THAT WERE GRANTED TO YOU DURING THE SIX (6) MONTH PERIOD PRIOR TO THE COMMENCEMENT OF THIS OFFER ON DECEMBER 5, 2001 (EXCEPT FOR OPTIONS GRANTED IN NOVEMBER 2001), EVEN IF THE EXERCISE PRICE OF THOSE OPTIONS IS LESS THAN THE CURRENT MARKET PRICE. For example, if you received an option grant in January 2001 and a grant in October 2001 and you want to tender your January 2001 option grant, you would also be required to tender your October 2001 option grant. (Page 19).

WHAT HAPPENS TO OPTIONS THAT I CHOOSE NOT TO TENDER OR THAT ARE NOT ACCEPTED FOR EXCHANGE?

     Options that you choose not to tender for exchange or that we do not accept for exchange remain outstanding until they expire by their terms and retain their current exercise price and current vesting schedule.

     You should note that there is a risk that any incentive stock options you have may be affected, even if you do not participate in the exchange. We believe that eligible options that you choose not to tender for exchange will not be subject to current U.S. federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this offer to exchange options. However, the IRS may characterize this offer to exchange options as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of all of the incentive stock options that could be exchanged. This does not necessarily mean that our offer to exchange options will be viewed the same way. Private letter rulings given by the IRS contain the IRS's opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling, nor may they assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We therefore do not know if the IRS will assert the position that our offer constitutes a "modification" of incentive stock options eligible for tender. A successful assertion by the IRS of this position could extend the options' holding period to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option.

WILL I HAVE TO PAY TAXES IF I EXCHANGE MY OPTIONS IN THE OFFER?

     If you exchange your current options for new options, you should not be required under current law to recognize income for U.S. federal income tax purposes at the time of the exchange. Further, at the grant date of the new options, you will not be required under current law to recognize income for U.S. federal income tax purposes.

     FOR ALL EMPLOYEES, WE RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF THE OFFER THAT PERTAIN TO YOU. IF YOU ARE LIVING OR WORKING IN THE UNITED STATES, BUT ARE ALSO SUBJECT TO THE TAX LAWS IN ANOTHER COUNTRY, YOU SHOULD BE AWARE THAT THERE MAY BE OTHER TAX AND SOCIAL INSURANCE CONSEQUENCES WHICH MAY APPLY TO YOU; YOU SHOULD BE CERTAIN TO CONSULT YOUR OWN ADVISORS. IN ADDITION, WE URGE YOU TO READ SECTION 14 OF THE OFFER TO EXCHANGE FOR A DISCUSSION OF TAX CONSEQUENCES THAT MAY APPLY TO YOU AS A RESULT OF PARTICIPATION IN THIS OFFER. (Page 30)

IF MY CURRENT OPTIONS ARE INCENTIVE STOCK OPTIONS, WILL MY NEW OPTIONS BE INCENTIVE STOCK OPTIONS?

     If your current options are incentive stock options, your new options will be granted as incentive stock options to the maximum extent they qualify as incentive stock options under the tax laws on the date of the grant. For options to qualify as incentive stock options under the current tax laws, the value of shares subject to options that first become exercisable by the option holder in any calendar year cannot exceed $100,000, as determined using the new option exercise price. The excess value is deemed to be a non-qualified stock option, which is an option that is not qualified to be an incentive stock option under the current tax laws. (Page 23)

IF MY CURRENT OPTIONS ARE NONSTATUTORY OPTIONS (NSOS), WILL MY NEW OPTIONS BE NONSTATUTORY OPTIONS?

     Yes, if your current options are nonstatutory options, your new options will also be nonstatutory options. (Page 23)

WHEN WILL MY NEW OPTIONS EXPIRE?

     Your new options will expire ten (10) years from the date of grant, or earlier if your employment with Evolve terminates. (Page 24)

WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I BE NOTIFIED IF IT IS EXTENDED?

     The offer expires on January 4, 2002, at 11:59 p.m., Pacific Standard Time, unless it is extended. Evolve may, in its discretion, extend the offer at any time, but we do not currently expect to do so. If the offer is extended, we will make a public announcement or otherwise inform you of the extension no later than 6:00 a.m., Pacific Standard Time, on the next business day following the previously scheduled expiration of the offer period. (Page 15)

HOW DO I TENDER MY OPTIONS?

     If you decide to tender your options, you must deliver, before 11:59 p.m., Pacific Standard Time, on January 4, 2002 (or such later date and time as we may extend the expiration of the offer), a properly completed and executed Election Form and any other documents required by the Election Form via facsimile (fax #
(510) 428-6902) or hand delivery to Darrin Short at Evolve's offices in Emeryville. This is a one-time offer, and we will strictly enforce the tender offer period. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate and amend the offer, we presently expect that we will accept all properly tendered options promptly after the expiration of the offer. (Page 17)

DURING WHAT PERIOD OF TIME MAY I WITHDRAW PREVIOUSLY TENDERED OPTIONS?

     You may withdraw your tendered options at any time before the offer expires at 11:59 p.m., Pacific Standard Time, on January 4, 2002. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. To withdraw tendered options, you must deliver to us via facsimile (fax # (510) 428-6902) or hand delivery to Darrin Short a signed Notice to Withdraw from the Offer, with the required information while you still have the right to withdraw the tendered options. Once you have withdrawn options, you may re-tender options only by again following the delivery procedures described above. (Page 18)

     Please note that if you submit a Notice to Withdraw from the Offer, you will no longer participate in the offer. If you do not wish to withdraw all your tendered options from the Offer, you should not submit a Notice to Withdraw
                                                 ---
from the Offer. If you wish to change your mind about which options to tender, you must submit a new Election Form. Please read the following question and answer regarding a change in election.

     In addition, although we currently intend to accept validly tendered options promptly after the expiration of this offer, if we have not accepted your tendered options by 9:00 p.m., Pacific Standard Time, on January 29, 2002, you may withdraw your tendered options at any time after January 29, 2002.

CAN I CHANGE MY ELECTION REGARDING PARTICULAR TENDERED OPTIONS?

     Yes, you may change your election regarding particular tendered options at any time before the offer expires at 11:59 p.m., Pacific Standard Time, on January 4, 2002. If we extend the offer beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the offer. In order to change your election, you must deliver to us a new Election Form via facsimile (fax # (510) 428-6902) or hand delivery to Darrin Short, which includes the information regarding your new election, and is signed and clearly dated after the date of your original Election Form. (Page
18)

WHAT DOES EVOLVE AND THE BOARD OF DIRECTORS THINK OF THE OFFER?

     Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options. You must make your own decision on whether or not to tender options. For questions regarding tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or financial advisor.

WHOM CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

     For additional information or assistance, you should contact:

     Darrin Short
     Evolve Software, Inc.
     1400 65th Street, Suite 100
     Emeryville, California
     (408) 428-6299

                                  CERTAIN RISKS
                          OF PARTICIPATING IN THE OFFER

     Participation in the offer involves a number of potential risks, including those described below. This list highlights the material risks of participating in this offer. If you are living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you; you should be certain to consult your own advisors. Eligible participants should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read Section 14 in this Offer to Exchange discussing tax consequences in the United States, as well as the rest of this Offer to Exchange, the letter from Gayle Crowell dated December 5, 2001, the Election Form and the Notice to Withdraw from the Offer for a more in-depth discussion of the risks which may apply to you before deciding to participate in the exchange offer.

                                 ECONOMIC RISKS
                                 --------------

- IF OUR STOCK PRICE INCREASES AFTER THE DATE YOUR TENDERED OPTIONS ARE CANCELLED, YOUR CANCELLED OPTIONS MIGHT HAVE BEEN WORTH MORE THAN THE NEW OPTIONS THAT YOU HAVE RECEIVED IN EXCHANGE FOR THEM.

     For example, if you cancel options with a $1.15 strike price, and Evolve's stock appreciates to $2.00 per share when the replacement grants are made, your replacement option will have a higher strike price than the cancelled option.

- IF EVOLVE IS ACQUIRED BY OR MERGES WITH ANOTHER COMPANY, YOUR CANCELLED OPTIONS MIGHT HAVE BEEN WORTH MORE THAN THE NEW OPTIONS THAT YOU HAVE RECEIVED IN EXCHANGE FOR THEM.

     These types of transactions could have substantial effects on our stock price, including potentially substantial appreciation in the price of our stock. Depending on the structure and terms of this type of transaction, tendering optionholders might be deprived of the price appreciation in our stock resulting from the merger or acquisition. This could potentially result in a greater financial benefit for those optionholders who opted not to participate in this offer and who instead retained their original options.

- IF YOUR EMPLOYMENT TERMINATES PRIOR TO THE GRANT OF THE REPLACEMENT OPTION, YOU WILL RECEIVE NEITHER A NEW OPTION NOR THE RETURN OF YOUR CANCELLED OPTION.

     Once your option is cancelled, it is gone for good. Accordingly, if your employment terminates for any reason prior to the grant of the replacement option, you will have the benefit of neither the cancelled option nor any new option.

- IF YOUR EMPLOYMENT TERMINATES AS PART OF A REDUCTION-IN-FORCE PRIOR TO THE GRANT OF THE NEW OPTION, YOU WILL RECEIVE NEITHER A NEW OPTION NOR THE RETURN OF YOUR CANCELLED OPTION.

     Evolve's revenues are dependent on the health of the economy and the growth of its customers and potential future customers. If the economic conditions in the United States remain stagnant or worsen or if a wider or global economic slowdown occurs, the Company may experience a material adverse impact on its business, operating results, and financial condition and may undertake various measures to reduce its expenses including, but not limited to, a further reduction-in-force. Should your employment be terminated as part of any such reduction-in-force, you will have the benefit of neither the cancelled option nor any new option.

- IF YOUR EMPLOYMENT TERMINATES AS A RESULT OF AN ACQUISITION OR MERGER OF EVOLVE PRIOR TO THE GRANT OF THE REPLACEMENT OPTION, YOU WILL RECEIVE NEITHER A NEW OPTION NOR THE RETURN OF YOUR CANCELLED OPTION.

     If Evolve is acquired by another company, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees prior to the grant of new options under this option exchange program. Termination for this, or any other, reason before the new option is granted means that you will not receive the new option, nor will you receive any other consideration for the options that were cancelled.

                      TAX-RELATED RISKS FOR U.S. RESIDENTS
                      ------------------------------------

- YOUR NEW OPTION MAY BE A NONSTATUTORY STOCK OPTION, WHEREAS YOUR CANCELLED OPTION MAY HAVE BEEN AN INCENTIVE STOCK OPTION.

     If your cancelled option was an incentive stock option, your new option will be an incentive stock option, but only to the extent they qualify under the Internal Revenue Code of 1986, as amended. For options to qualify as incentive stock options, the value of shares subject to options that first become exercisable by the option holder in any calendar year cannot exceed $100,000, as determined using the option exercise price. It is possible that by participating in this exchange, your options will exceed this limit and will be treated as nonstatutory stock options. In general, nonstatutory stock options are less favorable to you from a tax perspective. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosure set forth in the prospectus for the Evolve Software, Inc. 2000 Stock Plan, which is enclosed herewith.

- EVEN IF YOU ELECT NOT TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM, YOUR INCENTIVE STOCK OPTIONS MAY BE AFFECTED.

     We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this offer to exchange options. However, the IRS may characterize this offer to exchange options as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of all of the incentive stock options that could be exchanged. This does not necessarily mean that our offer to exchange options will be viewed the same way. Private letter rulings given by the IRS contain the IRS's opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling, nor may they assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We therefore do not know if the IRS will assert the position that our offer constitutes a "modification" of incentive stock options eligible for tender. A successful assertion by the IRS of this position could extend the options' holding period to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option.

            TAX-RELATED RISKS FOR TAX RESIDENTS OF NON-U.S. COUNTRIES
            ---------------------------------------------------------

     If you are eligible for this exchange because you are an employee living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences that may apply to you. You should be certain to consult your own tax advisors to discuss these consequences.

                             BUSINESS-RELATED RISKS
                             ----------------------

     For a description of risks related to Evolve's business, please see Section 19 of this Offer to Exchange. Please also see the further discussion of risks associated with our business under the heading "Business-Factors that may Affect Future Results" in Evolve's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and Evolve's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001.

                                  INTRODUCTION

     Evolve Software, Inc. ("Evolve") is offering to exchange certain outstanding options to purchase shares of Evolve common stock held by eligible employees for new options we will grant under the Evolve Software, Inc. 2000 Stock Plan (the "2000 Stock Plan"). Outstanding options with an exercise price equal to or greater than $1.15 per share issued under the Evolve Software, Inc. 1995 Stock Option Plan, as amended (the "1995 Stock Plan") or the 2000 Stock Plan are eligible to be exchanged. An "eligible employee" refers to employees of Evolve or its subsidiaries who are employees as of the date the offer commences and remain employees through the date the tendered options are cancelled; however, only employees who live and work in the United States are
                    ----
eligible to participate in the exchange offer. Employees currently based in the United Kingdom are not eligible to participate in the offer. In addition,
                   ---
members of our Board of Directors and all employees who are defined as officers for purposes of Section 16(b) of the Exchange Act ("Section 16(b) officers"), are not eligible to participate in the exchange offer. The Section 16(b)
    ---
officers are those employees of Evolve listed on Schedule A to this Offer to Exchange. We are making the offer upon the terms and the conditions described in this Offer to Exchange and in the related letter from Gayle Crowell dated December 5, 2001, the Election Form and the Notice to Withdraw from the Offer (which together, as they may be amended from time to time, constitute the "offer" or "program").

     The number of shares subject to the new options to be granted to each eligible employee will be equal to the number of shares subject to the options tendered by the eligible employee and accepted for exchange. Subject to the terms and conditions of this offer, we will grant the new options on the first business day which is at least six (6) months and one (1) day after the date we cancel the options accepted for exchange. The grant date for the new options will be July 8, 2002, unless the offer is extended, in which case the grant date of the new options will be at least six (6) months and one (1) day after the cancellation of the options accepted for exchange. You may only tender options for all or none of the unexercised shares subject to an individual option grant. All tendered options accepted by us through the offer will be cancelled on the first business day following the date the offer expires or as soon as possible thereafter (the "Cancellation Date"). Unless we extend the offer, the Cancellation Date will be January 7, 2002. If you tender any option grant for exchange, you will be required to also tender all option grants that you
                                              ---
received during the six (6) month period immediately prior to the commencement date of this offer on December 5, 2001 (the "Commencement Date"), other than any options granted in November 2001. This means that if you participate in the offer, you will be required to tender all options granted to you since June 5, 2001, other than any options granted in November 2001.

     The offer is not conditioned on a minimum number of options being tendered. The offer is subject to conditions that we describe in Section 7 of this Offer to Exchange.

     If you tender options for exchange as described in the offer and we accept your tendered options, then, subject to the terms of this offer, we will grant you new options under the 2000 Stock Plan.

     The exercise price per share of the new options will be 100% of the fair market value on the date of grant, as determined by the closing price reported by the Nasdaq National Market on the date of grant.

     Each new option will be exercisable for the same number of shares as remained outstanding under the tendered options.

     The new options will vest in accordance with the vesting schedule of the cancelled options. Each new option granted will vest as follows:

     - any shares that were fully vested on the Cancellation Date will be fully vested,

     - all unvested options on the Cancellation Date that would have been fully vested on the date the new options are granted (i.e., at least six (6) months and one (1) day from the Cancellation Date) will be fully vested, and

     - all remaining unvested options will have a vesting schedule that is equivalent to what would have been in place had the cancelled option remained in effect. For example:

          - An employee cancels an option that is 20/48th vested at the time of cancellation.

          - The new grant occurs six (6) months and one (1) day after cancellation.

          - The replacement option will be 26/48th (plus one (1) day) vested at the time of grant.

     As of December 5, 2001, options to purchase 4,117,971 of our shares were issued and outstanding under the 1995 Stock Plan and the 2000 Stock Plan combined. Of the total options issued and outstanding, options to purchase approximately 1,822,690 of our shares, constituting approximately 51.7% of the aggregate 4,117,971 options outstanding, were eligible to be tendered in the offer.

                                    THE OFFER

     1.     Eligibility
            -----------

     .

     Employees are "eligible employees" if they are employees of Evolve or one of Evolve's subsidiaries as of the date the offer commences and remain employees through the date on which the tendered options are cancelled if, and only if, they live or work in the United States. However, members of the Board of Directors and all employees who are defined as "officers" for purposes of
Section 16(b) of the Exchange Act are not eligible to participate in the offer.
                                      ---
The employees of Evolve who are officers for the purposes of Section 16(b) are listed on Schedule A to this Offer to Exchange. In addition, those employees who are currently based in the United Kingdom are also ineligible to participate in the offer.

     In order to receive a new option, you must remain an employee as of the date the new options are granted (the "New Option Grant Date"), which will be at least six (6) months and one (1) day after the Cancellation Date. If Evolve does not extend the offer, the new options will be granted on July 8, 2002.

     Only outstanding, unexercised options granted pursuant to the 1995 Stock Plan and the 2000 Stock Plan that have an exercise price equal to or greater than $1.15 per share may be tendered for exchange. Each option grant that is tendered for exchange must be tendered for the entirety of the portion that remains outstanding and unexercised. If you tender any options for exchange, all options granted in the six (6) months prior to the Commencement Date (other than options granted in November 2001) must also be tendered, even if the exercise price of those options are less than $1.15 per share.

     2.     Number of options; expiration date
            ----------------------------------

     .

     Subject to the terms and conditions of the offer, we will exchange outstanding, unexercised options with exercise prices equal to or greater than $1.15 per share held by eligible employees that are properly tendered in accordance with Section 4 of this Offer to Exchange and not validly withdrawn in accordance with Section 5 of this Offer to Exchange before the "expiration date," as defined below, in return for new options. We will not accept partial tenders of options for any portion of the unexercised shares subject to an individual option grant. Therefore, you may tender options for all or none of the unexercised shares subject to each of your eligible options. In addition, if you tender any option grant for exchange, you will be required to also tender all option grants that you received during the six (6) month period prior to the Commencement Date, even if those grants have exercise prices of less than $1.15 per share. The Commencement Date is December 5, 2001, which means that if you participate in the offer, you will be required to tender all options granted to you since June 5, 2001, other than any options granted in November 2001.

     If your options are properly tendered and accepted for exchange, the options will be cancelled and, subject to the terms of this offer, you will be entitled to receive one or more new options to purchase the number of shares of common stock equal to the number of shares subject to the options tendered by you and accepted for exchange, subject to adjustments for any stock splits, stock dividends and similar events (i.e., you will receive one new share for each old share exchanged). All new options will be subject to the terms of the 2000 Stock Plan, and to a new option agreement between you and us. If, for any reason, you do not remain an employee of Evolve or its subsidiaries through the date we grant the new options, you will not receive any new options or other consideration in exchange for your tendered options that have been accepted for exchange. This means that if you quit, with or without a good reason, or die or we terminate your employment, with or without cause, prior to the date we grant the new options, you will not receive anything for the options that you tendered and we cancelled.

     The term "expiration date" means 11:59 p.m., Pacific Standard Time, on January 4, 2002, unless and until we, in our discretion, have extended the period of time during which the offer will remain open, in which event the term "expiration date" refers to the latest time and date at which the offer, as so extended, expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, delay, terminate and amend the offer.

     If we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of such action:

     - any increase or decrease the amount of consideration offered for the options, or

     - any increase or decrease the number of options eligible to be tendered in the offer

     .

     If the offer is scheduled to expire at any time earlier than the tenth
(10th) business day from, and including, the date that notice of any increase or decrease of the kind described above is first published, sent or given in the manner specified in Section 15 of this Offer to Exchange, we will extend the offer so that the offer is open at least ten (10) business days following the publication, sending or giving of notice.

     We will also notify you of any other material change in the information contained in this Offer to Exchange.

     For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Pacific Standard Time.

     3.     Purpose of the offer
            --------------------

     .

     We issued the options outstanding to:

          - provide our eligible employees with additional incentive and to promote the success of our business, and

          - encourage our eligible employees to continue their employment with us.

     The offer provides an opportunity for us to offer our eligible employees a valuable incentive to stay with Evolve and continue to work to promote the success of our business. Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our shares. By making this offer to exchange outstanding options for new options that will have an exercise price equal to the market value of the shares on the grant date, we intend to provide our eligible employees with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for employees and thereby maximize stockholder value. However, keep in mind that because we will not grant new options until at least six (6) months and one (1) day after the date we cancel the options accepted for exchange, the new options may have a higher exercise price than some or all of our current outstanding options.

     Neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this Offer to Exchange and to consult your own investment and tax advisors. You must make your own decision whether or not to tender your options for exchange.

     4.     Procedures for tendering options
            --------------------------------

     .

     Proper Tender of Options.
     ------------------------

     To validly tender your options through the offer, you must, in accordance with the terms of the Election Form, properly complete, execute and deliver the Election Form to us via facsimile (fax # (510) 428-6902) or hand delivery to Darrin Short at our Emeryville office, along with any other required documents. Darrin Short must receive all of the required documents before the expiration date. The expiration date is 11:59 p.m. Pacific Standard Time on January 4, 2002, unless we decide to extend the offer. The new Election form must be signed and dated and must specify:

     -    the  name  of  the  option  holder  who  tendered  the  options,

     -    the  grant  number  of  all  options  to  be  tendered,

     -    the  grant  date  of  all  options  to  be  tendered,

     -    the  exercise  price  of  all  options  to  be  tendered,  and

     - the total number of unexercised option shares subject to each option to be tendered.

     Except as described in the following sentences, the Election Form must be executed by the option holder who tendered the options to be withdrawn exactly as the optionholder's name appears on the option agreement or agreements evidencing the options. If the optionholder's name has legally been changed since the signing of the option agreement, the optionholder must submit proof of the legal name change. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in that capacity must be indicated on the notice of withdrawal.

     THE DELIVERY OF ALL DOCUMENTS, INCLUDING ELECTION FORMS, ANY NOTICES TO WITHDRAW FROM THE OFFER AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR RISK. WE INTEND TO CONFIRM THE RECEIPT OF YOUR ELECTION FORM WITHIN TWO (2) BUSINESS DAYS; IF YOU HAVE NOT RECEIVED SUCH A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR ELECTION FORM HAS BEEN RECEIVED BY US.

     Determination of Validity; Rejection of Options; Waiver of Defects; No
     ----------------------------------------------------------------------
Obligation to Give Notice of Defects.
------------------------------------

     We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept properly and timely tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the offer period, subject only to an extension that we may grant in our sole discretion.

     Our Acceptance Constitutes an Agreement.
     ---------------------------------------

     Your tender of options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer. OUR ACCEPTANCE FOR EXCHANGE OF YOUR OPTIONS TENDERED BY YOU THROUGH THE OFFER WILL CONSTITUTE A BINDING AGREEMENT BETWEEN US AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.

     Subject to our rights to extend, terminate and amend the offer, discussed in Section 15 of this Offer to Exchange, we currently expect that we will accept promptly after the expiration of the offer all properly tendered options that have not been validly withdrawn.

     5.     Withdrawal rights and change of election
            ----------------------------------------

     .

     You may only withdraw your tendered options or change your election in accordance with the provisions of this Section.

     You may withdraw your tendered options at any time before 11:59 p.m., Pacific Standard Time, on January 4, 2002. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer.

     In addition, although we currently intend to accept validly tendered options promptly after the expiration of this offer, if we have not accepted your tendered options by 9:00 p.m., Pacific Standard Time, on January 29, 2002, you may withdraw your tendered options at any time after January 29, 2002.

     To validly withdraw tendered options, you must deliver to Darrin Short via facsimile (fax # (510) 428-6902) or hand delivery, in accordance with the procedures listed in Section 4 above, a signed and dated Notice to Withdraw from the Offer, with the required information, while you still have the right to withdraw the tendered options.

     To validly change your election regarding the tender of particular options, you must deliver a new Election Form to Darrin Short via facsimile (fax # (510) 428-6902) or hand delivery, in accordance with the procedures listed in Section 4 above. If you deliver a new Election Form that is properly signed and dated, it will replace any previously submitted Election Form, which will be disregarded. The new Election Form must be signed and dated and must specify:

     -    the name of the option holder who tendered the options,

     -    the grant number of all options tendered,

     -    the grant date of all options tendered,

     -    the exercise price of all options tendered, and

     - the total number of unexercised option shares subject to each option tendered.

     Even if you change your election regarding the tender of certain option grants, your continued participation in the offer means that you must tender all grants received since June 5, 2001.

     Except as described in the following sentences, the Notice to Withdraw from the Offer and any new or amended Election Form must be executed by the option holder who tendered the options to be withdrawn exactly as the optionholder's name appears on the option agreement or agreements evidencing the options. If the optionholder's name has legally been changed since the signing of the option agreement, the optionholder must submit proof of the legal name change. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in that capacity must be indicated on the notice of withdrawal.

     You may not rescind any withdrawal, and any options you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender those options before the expiration date by following the procedures described in Section 4 of this Offer to Exchange.

     Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice to Withdraw from the Offer or any new or amended Election Form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notices to Withdraw from the Offer and new or amended Election Forms. Our determination of these matters will be final and binding.

     THE DELIVERY OF ALL DOCUMENTS, INCLUDING ANY NOTICES TO WITHDRAW FROM THE OFFER, ELECTION FROM ACCEPT TO REJECT, ANY NEW ELECTION FORMS AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR RISK. WE INTEND TO CONFIRM THE RECEIPT OF YOUR NOTICE TO WITHDRAW FROM THE OFFER WITH TWO (2) BUSINESS DAYS; IF YOU HAVE NOT RECEIVED SUCH A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR NOTICE TO WITHDRAW FROM THE OFFER HAS BEEN RECEIVED BY US.

     6.     Acceptance of options for exchange and issuance of new options
            --------------------------------------------------------------

     .

     Upon the terms and conditions of the offer and as promptly as practicable following the expiration date, we will accept for exchange and cancel eligible options properly tendered and not validly withdrawn before the expiration date. Once the options are cancelled, you will no longer have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered and accepted for exchange, these options will be cancelled as of the date of our acceptance, which we anticipate to be January 7, 2002, and you will be granted new options on the first business day that is at least six (6) months and one (1) day after the date we cancel the options accepted for exchange. If the options you tendered were incentive stock options, your new options will also be incentive stock options, to the extent they qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. All other newly granted options will be nonstatutory stock options. Thus, subject to the terms and conditions of this offer, if your options are properly tendered by January 4, 2002, the scheduled expiration date of the offer, and accepted for exchange and cancelled on January 7, 2002, you will be granted new options on or about July 8, 2002. If we accept and cancel options properly tendered for exchange after January 7, 2002, the period in which the new options will be granted will be similarly delayed. Promptly after we accept and cancel options tendered for exchange, we will issue to you a Promise to Grant Stock Option(s), which will evidence our binding commitment to grant stock options to you on a date no earlier than July 8, 2002 covering the same number of shares as the options cancelled pursuant to this offer, provided that you remain an eligible employee on the date on which the grant is to be made.

     If we accept options you tender in the offer, we may defer any grant to you of other options, such as annual, bonus or promotional options, for which you may be eligible before the new option grant date, until after the expiration date, so that you are granted no new options for any reason until at least six
(6) months and one (1) day after any of your tendered options have been cancelled.

     We may defer the grant to you of these other options in order to avoid incurring compensation expense against our earnings as a result of accounting rules that could apply to these interim option grants as a result of the offer. We may issue to you a Promise to Grant Stock Option(s) instead, which is a binding commitment to grant you an option or options on a date no earlier than July 8, 2002, provided that you remain an eligible employee on the date on which the grant is to be made.

     It is possible that, prior to the grant of new options, we might effect or enter into an agreement such as a merger or stock acquisition whereby Evolve would be acquired by another company. The Promise to Grant Stock Option(s) which we will give you evidences our binding commitment to you, and any successor to our company will be subject to that commitment. Accordingly, in the event of any such merger or acquisition, the acquirer would be obligated to grant you a new stock option on the New Option Grant Date, which is expected to be July 8, 2002 (assuming that Evolve does not extend the offer). Such a stock option could be for the purchase of the acquirer's stock (as opposed to Evolve's) and as a result, the number of shares subject to your new option would be adjusted. For example, if we were acquired by means of a merger, the number of shares would be equal to the number of our shares that you would have received, multiplied by the exchange ratio that was used in the merger. Your new option to purchase such acquirer's stock would have an exercise price equal to the fair market value of such acquirer's stock on the New Option Grant Date.

     Your new options will entitle you to purchase the number of shares which is equal to the number of shares subject to the options you tender, as adjusted for any stock splits, stock dividends and similar events. If, for any reason, you are not an employee of Evolve, its subsidiaries or a successor entity through the date we grant the new options, you will not receive any new options or other consideration in exchange for your tendered options that have been cancelled pursuant to this offer.

     We will not accept partial tenders of your eligible option grants. However, you may tender the remaining portion of an option that you have partially exercised. Accordingly, you may tender one or more of your option grants, but you may only tender all of the unexercised shares subject to that option or none of those shares. In addition, if you tender any option grant for exchange, you will be required to also tender all option grants that you received during the six (6) month period prior to the Commencement Date (other than options granted in November 2001), even if the exercise price of those options is less than $1.15 per share. We currently expect to cancel all tendered options on January 7, 2002, which means that if you participate in the offer, you will be required to tender all options granted to you since June 5, 2001, other than options granted in November 2001.

     Within two (2) business days of the receipt of your Election Form or your Notice to Withdraw from the Offer, Evolve intends to e-mail the option holder a Confirmation of Receipt. However, this is not by itself an acceptance of the options for exchange. For purposes of the offer, we will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of the time when we give oral or written notice to Darrin Short, or to the option holders of our acceptance for exchange of such options, which notice may be made by press release. Subject to our rights to extend, terminate and amend the offer, discussed in Section 15 of this Offer to Exchange, we currently expect that we will accept promptly after the expiration of the offer all properly tendered options that are not validly withdrawn. Options accepted for exchange will be cancelled on the Cancellation Date, which we presently expect to be January 7, 2002.

     7.     Conditions of the offer
            -----------------------

     .

     Notwithstanding any other provision of the offer, we will not be required to accept any options tendered for exchange, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the Commencement Date, and prior to the expiration date, any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any case and regardless of the circumstances giving rise to the event, including any action or omission to act by us, the occurrence of such event or events makes it inadvisable for us to proceed with the offer or with the acceptance and cancellation of options tendered for exchange:

     - there shall have been threatened or instituted or be pending any action or proceeding by any governmental, regulatory or administrative agency or authority that directly or indirectly challenges the making of the offer, the acquisition or cancellation of some or all of the tendered options pursuant to the offer, or the issuance of new options, or otherwise relates in any manner to the offer, or that, in our reasonable judgment, could materially and adversely affect our business, condition, income, operations or prospects or materially impair the contemplated benefits of the offer to Evolve (e.g., by increasing the accounting costs associated with the offer);

     - there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be eligible to the offer or Evolve, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

          (1) make the acceptance for exchange of, or issuance of new options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the offer or that otherwise relates in any manner to the offer;

          (2) delay or restrict our ability, or render us unable, to accept for exchange, or issue new options for, some or all of the tendered options;

          (3) materially impair the contemplated benefits of the offer to Evolve; or

          (4) materially and adversely affect Evolve's business, condition, income, operations or prospects or materially impair the contemplated benefits of the offer to Evolve (e.g., by increasing the accounting costs associated with the offer);

     - there shall have occurred any change, development, clarification or position taken in generally accepted accounting standards that could or would require us to record compensation expense against our earnings in connection with the offer for financial reporting purposes;

     - a tender or exchange offer for some or all of our shares, or a merger or acquisition proposal for Evolve, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed;

     - any change or changes shall have occurred in Evolve's business, condition, assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to Evolve or may materially impair the contemplated benefits of the offer to Evolve; or

     - any of our executive officers or directors shall have tendered any of their options pursuant to the offer

     .

The conditions to the offer are for Evolve's benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

     8.     Price range of shares underlying the options
            --------------------------------------------

     .

The shares underlying your options are currently traded on the Nasdaq National Market under the symbol "EVLV". The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as reported by the Nasdaq National Market.

                                                            HIGH    LOW
                                                           ------  ------
FISCAL YEAR 2002
     Quarter ended September 30, 2001 . . . . . . . . . .  $ 0.85  $ 0.23

FISCAL YEAR 2001
     Quarter ended June 30, 2001. . . . . . . . . . . . .    2.84    0.51
     Quarter ended March 31, 2001 . . . . . . . . . . . .    9.23    2.00
     Quarter ended December 30, 2001. . . . . . . . . . .   24.63    4.83
     August 10, 2000 through September 30, 2000 . . . . .   28.75   19.00

     As of December 3, 2001, the last reported sale price during regular trading hours of our common stock, as reported by the Nasdaq National Market, was $0.19 per share.

     WE RECOMMEND THAT YOU EVALUATE CURRENT MARKET QUOTES FOR OUR COMMON STOCK, AMONG OTHER FACTORS, BEFORE DECIDING WHETHER OR NOT TO TENDER YOUR OPTIONS.

     9.     Source and amount of consideration; terms of new options
            --------------------------------------------------------

     Consideration.
     -------------

     We will issue new options to purchase shares of common stock under our 2000 Stock Plan in exchange for the eligible outstanding options properly tendered and accepted for exchange by us that will be cancelled. The number of shares subject to the new options to be granted to each option holder will be equal to the number of shares subject to the options tendered by the option holder and accepted for exchange and cancelled by us, as adjusted for any stock splits, reverse stock splits, stock dividends and similar events. If we receive and accept tenders from eligible employees of all options eligible to be tendered, subject to the terms and conditions of this offer we will grant new options to purchase a total of approximately 1,822,690 shares of common stock. The shares issuable upon exercise of these new options would equal approximately 4.5% of the total shares of our common stock outstanding as of December 5, 2001.

     Terms of New Options.
     --------------------

     The new options will be granted under our 2000 Stock Plan. For every new option granted, a new option agreement will be entered into between Evolve and each option holder who has tendered options in the offer. The terms and conditions of the new options may vary from the terms and conditions of the options tendered for exchange, but generally will not substantially and adversely affect the rights of option holders. Generally, your new options will be of the same type as of your old options. If your old options are nonstatutory options, your new options will be nonstatutory options. If your old options are incentive stock options, your new options will be incentive stock options. However, you should note that new options will only be incentive stock options to the extent they qualify under the Internal Revenue Code of 1986, as amended. For options to qualify as incentive stock options, the value of shares subject to options that first become exercisable by the option holder in any calendar year cannot exceed $100,000, as determined using the option exercise price. It is possible that by participating in this exchange, your options will exceed this limit and will be treated as nonstatutory stock options. Nonstatutory stock options receive tax treatment that is generally less favorable than the treatment received by incentive stock options. Please read "U.S. Federal Income Tax Consequences" later in this Section, as well as
Section 14 of this Offer to Exchange for a discussion of the potential tax consequences for United States employees.

     If you are living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you; you should be certain to consult your own advisors to discuss these consequences.

     In addition, you should note that because we will not grant new options until at least six (6) months and one (1) day after the date we cancel the options accepted for exchange, the new options may have a higher exercise price than some or all of the options tendered for exchange. The following description summarizes the material terms of our 2000 Stock Plan and the options granted under the Plan.

     2000 Stock Plan.
     ---------------

     The maximum number of shares available for issuance through the exercise of options granted under our 2000 Stock Plan is 16,000,000 shares, plus an annual increase to be added each year equal to the lesser of (i) 10,000,000 shares;
(ii) the aggregate number of shares subject to grants made in the previous fiscal year; or (iii) a lesser number of shares determined by our Board of Directors. Our 2000 Stock Plan permits the granting of options intended to qualify as incentive stock options and nonstatutory stock options. The 2000 Stock Plan is administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). Subject to the other provisions of the 2000 Stock Plan, the Administrator has the power to determine the terms and conditions of the options granted, including the exercise price, the number of shares subject to the option and the exercisability of the options.

     Term.
     ----

     Options generally have a term of ten (10) years. Incentive Stock Options granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting rights of all classes of stock of Evolve or an affiliate company have a term of no more than five (5) years.

     Termination.
     -----------

     Unless your option agreement otherwise provides, your options will terminate following the termination of your employment, unless the options are exercised within the time frame permitted by your stock option agreement or, if no time period is specified in your option agreement, within three (3) months following your termination. In the event that the termination of your employment is by reason of permanent or total disability or death, you, or your executors, administrators, legatees or distributees of your estate, may exercise any option held by you at the date of your employment termination, to the extent that it was exercisable immediately before such termination, within the time frame specified in your option agreement or, if no time is specified, for twelve
(12) months following such termination.

     The termination of your option under the circumstances specified in this section will result in the termination of your interests in our 2000 Stock Plan. In addition, your option may terminate, together with our stock option plans and all other outstanding options issued to other employees, following the occurrence of certain corporate events, as described below.

     Termination of Employment Before the New Option Grant Date.
     ----------------------------------------------------------

     If, for any reason, you are not an employee of Evolve from the date you tender options through the date we grant the new options, you will not receive any new options or any other consideration in exchange for your tendered options that have been accepted for exchange. This means that if you quit, with or without good reason, or die, or we terminate your employment, with or without cause, before the date we grant the new options, you will not receive anything for the options that you tendered and which we cancelled.

     Exercise Price.
     --------------

     Generally, the Administrator determines the exercise price at the time the option is granted. For all eligible employees, the exercise price per share of the new options will be one hundred percent (100%) of the fair market value on the date of grant, as determined by the closing price reported by the Nasdaq National Market on the date of grant.

     However, the exercise price may not be less than one hundred and ten percent (110%) of the closing price per share reported by the Nasdaq National Market on the date of grant for options intended to qualify as incentive stock options, granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than ten percent (10%) of the voting rights of all classes of stock of Evolve or an affiliate company.

     Accordingly, we cannot predict the market price of the new options. Your new options may have a higher exercise price than some or all of your current options.

Vesting and Exercise.
--------------------

     Each stock option agreement specifies the term of the option and the date when the option becomes exercisable. The terms of vesting are determined by the Administrator. Options granted by us generally vest at a rate of 25% of the shares subject to the option after twelve (12) months, and then 1/48th of the shares subject to the option vest each month thereafter, provided the employee remains continuously employed by Evolve.

     The new options granted through the offer will vest as follows:

     - any shares that were fully vested on the Cancellation Date will be fully vested,

     - all unvested options on the Cancellation Date that would have been fully vested on the date the new options are granted (i.e., at least six (6) months and one (1) day from the Cancellation Date) will be fully vested, and

     - all remaining unvested options will have a vesting schedule that is equivalent to what would have been in place had the cancelled option remained in effect. For example:

               - An employee cancels an option that is 20/48th vested at the time of cancellation.

               - The new grant occurs six (6) months and one (1) day after cancellation.

               - The replacement option will be 26/48th (plus one (1) day) vested at the time of grant.

     Adjustments Upon Certain Events.
     -------------------------------

     Events Occurring before the New Option Grant Date. In the event there is a merger or stock acquisition whereby Evolve is acquired by another company that occurs after the expiration of the offer but BEFORE new options are granted pursuant to this offer, the successor will be bound by any Promises to Grant Stock Option(s). In the event of any such a merger transaction, the successor would be obligated to grant you a new stock option, which could be for the purchase of the acquirer's stock (as opposed to Evolve's) and as a result, the number of shares subject to your new option would be adjusted. For example, if we were acquired by means of a merger, the number of shares would be equal to the number of our shares that you would have received, multiplied by the exchange ratio that was used in the merger. The new options for the purchase of the acquirer's stock will have an exercise price equal to the fair market value of such acquirer's stock on the New Option Grant Date.

     Events Occurring after the New Option Grant Date. If there is a change in our capitalization, such as a stock split, reverse stock split, stock dividend or other similar event, and the change results in an increase or decrease in the number of issued shares without receipt of consideration by us, an appropriate adjustment will be made to the price of each option and the number of shares subject to each option.

     In the event there is a liquidation or dissolution of Evolve, your outstanding options will terminate immediately prior to the consummation of the liquidation or dissolution. The Administrator may, however, provide for the acceleration of the exercisability of any option.

     The 2000 Stock Plan provides that if we merge with or into another corporation, or sell substantially all of our assets, each option and stock purchase right must be assumed or an equivalent option or stock purchase right substituted for by the successor corporation. If the outstanding options and stock purchase rights are not assumed or substituted for by the successor corporation, the optionees shall become fully vested in and have the right to exercise such options or stock purchase rights. If an option or stock purchase right becomes fully vested and exercisable in the event of a merger or sale of assets, the administrator must notify the optionee that the option or stock purchase right is fully exercisable for a period of 15 days from the date of the notice, and the option or stock purchase right will terminate upon the expiration of the 15 day period.

     As noted elsewhere in this Offer to Exchange, if you do not participate in the offer and there is a sale of all or substantially all of our assets or we merge with another company, any options you did not tender will simply be
                                                ---
treated in accordance with the terms of the stock option plan under which they were granted. Under both the 1995 Stock Plan and the 2000 Stock Plan, upon such events your options will be assumed or replaced with new options of the successor corporation or your options will terminate immediately upon the closing of the event. If your options are assumed or substituted, you will receive a certain number of options based on the exchange ratio determined at some point during the process of the sale or merger. The new exercise price will also be set during the transaction. This is unlike new options that will be granted in exchange for options tendered pursuant to this offer. Although the number of such new options will be affected by the exchange ratio, the exercise price for the new options will be the fair market value of the acquirer's stock on the New Option Grant Date, which will be no earlier than June 8, 2002. Therefore, if there is a sale or merger of Evolve, options that are NOT tendered for exchange may receive a lower or higher exercise price, depending on the terms of the transaction, than those options that ARE tendered for exchange. In addition, the value of Evolve or the successor corporation could increase as a result of an acquisition or merger, which could result in your current options no longer being "underwater" or result in less benefit to optionholders participating in the offer. We cannot predict the effect of an acquisition of Evolve or a merger on the option price or the value of the shares and therefore urge you to take this possibility into consideration when deciding whether to participate in the offer.

     Transferability of Options.
     --------------------------

     New options, whether incentive stock options or non-qualified stock options, may not be transferred, other than by will or the laws of descent and distribution. In the event of your death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

     Registration of Option Shares.
     -----------------------------

     All the shares issuable upon exercise of all new options to be granted before the offer will be registered under the Securities Act. Unless you are one of our affiliates, you will be able to sell your option shares free of any transfer restrictions under applicable U.S. securities laws.

     U.S. Federal Income Tax Consequences.
     ------------------------------------

     You should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the new options and the options tendered for exchange, as well as the consequences of accepting or rejecting the new options under this offer to exchange. If you are living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you; we strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

     Our statements in this Offer to Exchange concerning our 1995 Stock Plan, 2000 Stock Plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, all provisions of our 1995 Stock Plan, 2000 Stock Plan, and the forms of option agreement under each of the plans. Please contact us at Evolve Software, Inc., 1400 65th Street, Emeryville, California 94608, Attention:
Darrin Short (telephone: (510) 428-6299), to receive a copy of our 1995 Stock Plan, 2000 Stock Plan, and the forms of option agreements thereunder. We will promptly furnish you copies of these documents at our expense.

     10.     Information concerning Evolve
             -----------------------------

     .

     Our principal executive offices are located at 1400 65th Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 428-6000. Questions regarding this option exchange should be directed to Darrin Short at Evolve at the above address (telephone: (510) 428-6299.

     Evolve is a leading provider of integrated Internet-based strategic workforce optimization software for automating people-driven service organizations like professional services firms and corporate information technology groups. Our Evolve 4 software suite integrates and streamlines the core processes that are critical to services-oriented organizations which center around managing project portfolios, project opportunities, professional resources (including contract workers) and service delivery. Our solution combines the efficiency gains of automating core business processes with the benefits of online inter-company collaboration, creating a Strategic Workforce Optimization Platform for a variety of project-driven services organizations.

     The financial information included in our annual report on Form 10-K for the fiscal year ended June 30, 2000 and our quarterly report on Form 10-Q for the quarter ended September 30, 2001 is incorporated herein by reference. See "Additional Information" in Section 17 of this Offer to Exchange for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

     11.     Interests of directors and officers; transactions and arrangements
             ------------------------------------------------------------------
concerning the options
----------------------

     .

     A list of our directors and executive officers is attached to this Offer to Exchange as Schedule A. As of December 5, 2001, our executive officers and directors (ten (10) persons) as a group beneficially owned options outstanding under our 1995 Stock Plan and 2000 Stock Plan to purchase a total of 546,667 of our shares, which represented approximately 13.3% of the shares subject to all options outstanding under these plans as of that date. These options to purchase our shares owned by directors and Section 16(b) officers are not eligible to be tendered in the offer.

     In the sixty (60) days prior to and including December 5, 2001, the executive officers and directors of Evolve and their affiliates had the following transactions in Evolve shares:

     Sale of Series A Preferred Stock. Pursuant to a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of September 23, 2001, between Evolve and certain investors:

     - On October 9, 2001, Warburg Pincus Private Equity VIII, L.P. ("Warburg"), Sierra Ventures VII, L.P. ("Sierra Ventures VII") and Sierra Ventures Associates VII LLC ("SV Associates VII") purchased 1,000,000, 90,933 and 9,067 shares, respectively, of the Company's Series A Preferred Stock at a price of $10 per share, with the purchase price paid in cash at the closing of the sale of such shares (the "Closing");

     - At the Closing, the Company issued to Warburg, Sierra Ventures VII and SV Associates VII Preferred Stock Warrants to purchase up to an aggregate of 1,000,000, 90,933 and 9,067 additional shares, respectively, of Series A Preferred Stock at a price of $10 per share in cash, which warrants are exercisable for up to one year after the Closing under certain circumstances;

     - At the Closing, the Company issued to Warburg, Sierra Ventures VII and SV Associates VII Common Stock Warrants to purchase up to 5,000,000, 454,665 and 45,335 shares, respectively, of Common Stock at a price of $1.00 per share, which warrants are exercisable for up to seven years; and

     - The Company agreed to grant to Warburg, Sierra Ventures VII and SV Associates VII additional Common Stock Warrants to purchase that number of shares of Common Stock equal to 25% of the number of shares of Common Stock into which shares of Series A Preferred Stock issued upon exercise of the Preferred Stock Warrants are convertible, at the time such Preferred Stock Warrants are exercised.

     - Each share of Series A Preferred Stock is convertible into Common Stock at an initial conversion price of $0.50, or at an initial conversion rate of twenty (20) shares of Common Stock for each share of Series A Preferred Stock, subject to certain adjustments as set forth in the Certificate of Designation of Series A Preferred Stock of the Company. The number of shares into which each share of Series A Preferred Stock is convertible accretes at a rate of 8.00% per annum.

     The total amount of funds paid in consideration of the Series A Preferred Stock at the Closing was $10,000,000 in the case of Warburg, $909,330 in the case of Sierra Ventures VII and $90,670 in the case of SV Associates VI.

     We issued these securities pursuant to agreements under which we made representations, warranties and covenants and provided the purchasers with registration rights and preemptive rights, among other privileges.

     Jeffrey M. Drazan, a director of the Company, is a managing member of SV Associates VII, which is the general partner of Sierra Ventures VII.

     Cary Davis and Nancy Martin, directors of the Company, are partners of Warburg Pincus & Co. and Managing Directors of Warburg Pincus LLC, the general partner of Warburg, and Gayle Crowell, a director of the Company, is a full-time advisor to of Warburg Pincus LLC.

     Except as otherwise described above, there have been no transactions in options to purchase our shares or in our shares which were effected during the 60 days prior to December 5, 2001 by Evolve or, to our knowledge, by any executive officer, director or affiliate of Evolve.

     12.     Status of options acquired by us in the offer; accounting
             ---------------------------------------------------------
consequences of the offer
-------------------------

     .

     Options issued under the 2000 Stock Plan that we acquire through the offer will be cancelled and the shares subject to those options will be returned to the pool of shares available for grants of new options under the 2000 Stock Plan. To the extent these shares are not fully reserved for issuance upon exercise of the new options to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible 2000 Stock Plan participants without further stockholder action, except as required by applicable law or the rules of the Nasdaq National Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

     Options issued under the 1995 Stock Plan that we acquire through the offer will be cancelled and the shares subject to those options will be returned to Evolve's general authorized, unissued share reserve.

     We believe that we will not incur any compensation expense solely as a result of the transactions contemplated by the offer. However, on November 28, 2001 we granted options under the 2000 Stock Plan including supplemental grants to some or all employees who may elect to participate in this offer and tender their options for exchange. These new options will result in variable accounting charges to Evolve until these options expire or are exercised. The amount of the accounting charge we will recognize in each fiscal quarter will depend on the amount of future increases or decreases in our stock price. If our stock price appreciates significantly after these new options our granted, the accounting charges we incur may be substantial.

     13.     Legal matters; regulatory approvals
             -----------------------------------

     .

     We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of new options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue new options for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

     If we are prohibited by applicable laws or regulations from granting new options during the period beginning immediately after the date we expect to grant the new options (expected to be July 8, 2002), we will not grant any new options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited throughout the period we will not grant any new options and you will not receive any other consideration for the options you tendered.

     14.     Material U.S. federal income tax consequences.
             ---------------------------------------------

     The following is a general summary of the material U.S. federal income tax consequences of the exchange of options pursuant to the offer. This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date of the offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of optionholders.
If you are living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you. We strongly recommend that you consult your own advisors to discuss the consequences to you of participating in the offer.

     Option holders who exchange outstanding options for new options should not be required to recognize income for federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange. WE ADVISE ALL OPTION HOLDERS CONSIDERING EXCHANGING THEIR OPTIONS TO MEET WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

     Incentive Stock Options.
     -----------------------

     Under current law, an option holder will not realize taxable income upon the grant of an incentive stock option under our 2000 Stock Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder's alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder's death or disability, if an option is exercised more than three (3) months after the option holder's termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to non-qualified stock options.

     If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

     - at least two (2) years after the date the incentive stock option was granted, and

     - at least one (1) year after the date the incentive stock option was exercised.

     If the disposition of the option shares is qualifying, any excess of the sale price of the option shares, over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale. If the disposition is not qualifying, which we refer to as a "disqualifying disposition," the excess of the fair market value of the option shares on the date the option was exercised, over the exercise price will be taxable income to the option holder at the time of the disposition.

     Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one (1) year after the option was exercised.

     Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

     If you tender incentive stock options and those options are accepted for exchange, the new options will be granted as incentive stock options to the maximum extent they qualify. For options to qualify as incentive stock options, the value of shares subject to options that first become exercisable in any calendar year cannot exceed $100,000, as determined using the option exercise price. The excess value is deemed to be a non-qualified stock option. You should note that if the new options have a higher exercise price than some or all of your current options, the new options may exceed the limit for incentive stock options.

     You should note that there is a risk that any incentive stock options you have may be affected, even if you do not participate in the exchange. We do not believe that our offer to you will change any of the terms of your eligible incentive stock options if you do not accept the offer. We believe that you will not be subject to current U.S. federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this offer to exchange options. However, the IRS may characterize this offer to exchange options as a "modification" of those incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of all of the incentive stock options that could be exchanged.

This does not necessarily mean that our offer to exchange options will be viewed the same way. Private letter rulings given by the IRS contain the IRS's opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling, nor may they assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We therefore do not know if the IRS will assert the position that our offer constitutes a "modification" of incentive stock options eligible for tender. A successful assertion by the IRS of this position could extend the options' holding period to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a nonstatutory stock option.

     Non-Qualified Stock Options.
     ---------------------------

     Under current law, an option holder will not realize taxable income upon the grant of an option that is not qualified as an incentive stock option, also referred to as a nonstatutory stock option. However, when an option holder exercises the option, the difference between the exercise price of the option, and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder.

     We will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

     WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER, AS THE TAX CONSEQUENCES TO YOU OF PARTICIPATION IN THE OFFER ARE DEPENDENT ON YOUR INDIVIDUAL TAX SITUATION.

     15.     Extension of offer; termination; amendment
             ------------------------------------------

     .

     We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and thereby delay the acceptance for exchange of any options by giving oral or written notice of such extension to the option holders or making a public announcement thereof.

     We also expressly reserve the right, in our reasonable judgment, prior to the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options tendered for exchange upon the occurrence of any of the events listed in Section 7 of this Offer to Exchange, by giving oral or written notice of such termination or postponement to you or by making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of options tendered for exchange is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the options tendered promptly after termination or withdrawal of a tender offer.

     Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to option holders or by decreasing or increasing the number of options being sought in the offer.

     Amendments to the offer may be made at any time and from time to time by publicly announcing the amendment or otherwise communicating the amendment in writing to all eligible participants. In the case of an extension, the amendment must be issued no later than 6:00 a.m., Pacific Standard Time, on the next business day after the last previously scheduled or announced expiration date. Any announcement made through the offer will be disseminated promptly to option holders in a manner reasonably designated to inform option holders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by disseminating a press release through a national wire service.

     If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

     If we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of these actions:

     - we increase or decrease the amount of consideration offered for the options, or

     - we increase or decrease the number of options eligible to be tendered in the offer.

     If the offer is scheduled to expire at any time earlier than the tenth
(10th) business day from, and including, the date that notice of any increase or decrease of the kind described above is first published, sent or given in the manner specified in this Section, we will extend the offer so that the offer is open at least ten (10) business days following the publication, sending or giving of notice.

     For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Pacific Standard Time.

     16.     Fees and expenses
             -----------------

     .

     We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to this Offer to Exchange.

     17.     Additional information
             ----------------------

     .

     This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to tender your options:

          1. Evolve's quarterly report on Form 10-Q for our fiscal quarter ended September 30, 2001, filed with the SEC on November 14, 2001;

          2. Evolve's annual report on Form 10-K for our fiscal year ended June 30, 2001, filed with the SEC on September 28, 2001 as amended on October 26, 2001;

          3. Evolve's definitive proxy statement on Schedule 14A relating to our 2001 Annual Meeting of Stockholders, filed with the SEC on November 9, 2001; and

          4. the description of our shares contained in our Registration Statement on Form 8-A, filed with the SEC on July 26, 2000.

     These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

            450 Fifth Street, N.W.        500 West Madison Street
                  Room 1024                     Suite 1400
            Washington, D.C. 20549        Chicago, Illinois 60661

     You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

     Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

     Our common stock is quoted on the Nasdaq National Market under the symbol "EVLV" and our SEC filings can be read at the following Nasdaq address:

                                Nasdaq Operations
                               1735 K Street, N.W.
                             Washington, D.C. 20006

     Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents) at no cost, by writing to us at Evolve Software, Inc. 1600 65th Street, Suite 100, Emeryville, California 94608,
Attention: Darrin Short, or telephoning Darrin Short at (510) 428-6299.

     As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

     The information contained in this Offer to Exchange about Evolve should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this Offer to Exchange.

     18.     Summary financial statements
             ----------------------------

     .

     Attached hereto as Schedule B to this Offer to Exchange are the Summary Financial Statements of Evolve, as filed in Evolve's Annual Report on Form 10-K for our fiscal year ended June 30, 2001, filed with the SEC on September 28, 2001, as amended on October 26, 2001, and Evolve's Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2001, filed with the SEC on November 14, 2001. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.

     19.     Miscellaneous
             -------------

     .

     This Offer to Exchange and our SEC reports referred to above include "forward-looking statements." When used in this Offer to Exchange, the words "anticipate," "believe," "estimate," "expect," "intend" and "plan" as they relate to Evolve or our management are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements. The documents we filed with the SEC, including our annual report on Form 10-K filed on September 28, 2001, as amended on October 26, 2001, and our quarterly report on Form 10-Q filed on November 14, 2001, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. These risks include, but are not limited to:

- Our business is difficult to evaluate because our operating history is limited and our revenue and income potential are unproven.

- We have incurred net losses and losses from operations since our inception in 1995, and we may not be able to achieve profitability in the future.

- Our future operating results may not follow past trends due to many factors, and any of these could cause our stock price to fall.

- We may need substantial additional capital to fund continued business operations at their current levels in fiscal 2002 and 2003 and such financing may not be available on favorable terms, if at all.

- We may lose existing customers, or be unable to attract new customers, if we do not develop new products or enhance our existing products.

- We must diversify our customer base in order to enhance our revenue and meet our growth targets, as we have historically derived a substantial percentage of our revenues from sales of our products and services to firms that provide technology-oriented consulting, design and integration services, including a number of firms specializing in Website design and e-commerce application development.

- Financial difficulties of some of our customers may adversely affect our operating results.

- We reduced our workforce during the second half of the prior fiscal year, and, if we fail to manage this reduction in workforce, our ability to generate new revenue, achieve profitability and satisfy our customers could be harmed.

- If the market for process automation solutions for professional services organizations and other strategic workforces does not continue to grow, the growth of our business will not be sustainable.

- Reductions in capital spending by corporations could reduce demand for our products, as corporations and other organizations tend to reduce or defer major capital expenditures in response to slower economic growth or recession.

- Any inability to attract and retain senior executive officers and additional personnel could affect our ability to successfully grow our business.

- If we fail to expand our relationships with third-party resellers and integrators, our ability to grow revenues could be harmed.

- We may not be able to reduce our operating expenditures as aggressively as planned and we may need to implement additional restructuring activities.

- The lengthy and unpredictable sales cycles for our products and resistance to adoption of our software could cause our operating results to fall below expectations.

- Our services revenues have a substantially lower margin than our software license revenues, and an increase in services revenues relative to license revenues could harm our gross margins.

- Difficulties with third-party services and technologies, as well as power interruptions, could disrupt our business, and many of our communication and hosting systems do not have backup systems.

- Our markets are highly competitive, and competition could harm our ability to sell products and services and reduce our market share.

- Our revenues depend on orders from our top customers, and if we fail to secure one or more orders, our revenues will be reduced.

- If our products do not stay compatible with widely used software programs, our revenues may be adversely affected.

- Our sales are concentrated in the IT services consulting industry, and, if our customers in this industry decrease their infrastructure spending or we fail to penetrate other industries, our revenues may decline.

- If our products contain significant defects or our services are not perceived as high quality, we could lose potential customers or be subject to damages.

- Our customers also may encounter system configuration problems that require us to spend additional consulting or support resources to resolve these problems.

- Our business may suffer if we are not able to protect our intellectual property.

- If others claim that we are infringing their intellectual property, we could incur significant expenses or be prevented from selling our products.

- We continue to operate internationally, but we may encounter a number of problems in doing so which could limit our future growth.

- Security concerns, particularly related to the use of our software on the Internet, may limit the effectiveness of and reduce the demand for our products.

- Resistance to online use of personal information regarding employees and consultants may hinder the effectiveness of and reduce demand for our products and services.

- Potential imposition of governmental regulation or taxation on electronic commerce could limit our growth.

- Our officers, directors and affiliated entities have significant control over us and may approve or reject matters contrary to your vote or interests.

- The sale of a substantial number of shares of common stock could cause the market price of our common stock to decline.

- Our Nasdaq stock listing may be at risk if we are unable to maintain the minimum standards required for continued listing.

     For a complete description of the above-mentioned risks, please see the SEC filings referred to in Section 17 of this Offer to Exchange, entitled "Additional information," above.

     We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR OPTIONS THROUGH THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS DOCUMENT OR DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE LETTER FROM GAYLE CROWELL DATED DECEMBER 5, 2001, THE ELECTION FORM AND THE NOTICE TO WITHDRAW FROM THE OFFER. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

                              Evolve Software, Inc.

                                December 5, 2001

                                   SCHEDULE A

                  INFORMATION CONCERNING THE EXECUTIVE OFFICERS
                      AND DIRECTORS OF EVOLVE SOFTWARE, INC.

     The executive officers and directors of Evolve Software, Inc. and their positions and offices as of December 5, 2001, are set forth in the following table:

     NAME                     POSITION AND OFFICES HELD
-------------------------  -----------------------------------------------------

     Lin Johnstone            Interim Chief Executive Officer

     Kenneth J. Bozzini       Chief Financial Officer, Vice President of Finance

     Kurt M. Heikkinen        Vice President, Customer Service

     Ian Reay                 Vice President, Human Resources

     Gayle Crowell            Chairman of the Board of Directors

     Cary Davis               Director

     Jeffrey M. Drazan        Director

     Judith H. Hamilton       Director

     Nancy Martin             Director

     John R. Oltman           Director

     Paul Rochester           Director

     The address of each executive officer and director is: c/o Evolve Software, Inc., 1400 65th Street, Suite 100, Emeryville, California 94608.

                                   SCHEDULE B
                         SUMMARY OF FINANCIAL STATEMENTS
                            OF EVOLVE SOFTWARE, INC.

    FINANCIAL STATEMENTS FOR THE MOST RECENT QUARTER ENDED SEPTEMBER 30, 2001
    -------------------------------------------------------------------------

                              EVOLVE SOFTWARE, INC.
                           CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                    2001
                                                         ------------------------
                                                           SEPT. 30,    JUNE 30,
                                                         ------------  ----------
ASSETS
Current assets:
    Cash and cash equivalents . . . . . . . . . . . . .  $    10,867   $  19,914
    Short-term investments. . . . . . . . . . . . . . .          861       2,840
    Accounts receivable, net of allowance for doubtful
          accounts $1,275 and $730, respectively. . . .        3,636       6,414
    Prepaid expenses and other current assets . . . . .        2,527       2,454
    Notes receivable from related party . . . . . . . .          175         175
                                                         ------------  ----------
        Total current assets. . . . . . . . . . . . . .       18,066      31,797

Property and equipment, net . . . . . . . . . . . . . .        9,632      10,481
Deposits and other assets . . . . . . . . . . . . . . .        1,588       1,617
Goodwill and other intangible assets, net.. . . . . . .        3,325       3,726
                                                         ------------  ----------
        Total assets. . . . . . . . . . . . . . . . . .  $    32,611   $  47,621
                                                         ============  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable. . . . . . . . . . . . . . . . . .  $     4,250   $   5,670
    Accrued liabilities . . . . . . . . . . . . . . . .        4,943       5,852
    Deferred revenues . . . . . . . . . . . . . . . . .        6,207       8,117
    Capital lease obligations, current portion. . . . .          576         646
    Restructuring accrual, current portion. . . . . . .        1,769       2,208
    Short-term debt . . . . . . . . . . . . . . . . . .        2,376       2,178
                                                         ------------  ----------
        Total current liabilities . . . . . . . . . . .       20,121      24,671

Capital lease obligations, less current portion . . . .          132         194
Restructuring accrual, less current portion . . . . . .        4,268       4,651
Long-term debt. . . . . . . . . . . . . . . . . . . . .        1,980       2,575
Deferred rent . . . . . . . . . . . . . . . . . . . . .          200         187
                                                         ------------  ----------
        Total liabilities . . . . . . . . . . . . . . .       26,701      32,278
                                                         ------------  ----------

Stockholders' equity
    Common stock. . . . . . . . . . . . . . . . . . . .           41          40
    Additional paid-in capital. . . . . . . . . . . . .      248,311     250,485
    Notes receivable from stockholders. . . . . . . . .       (7,567)     (7,795)
    Unearned stock-based compensation . . . . . . . . .       (8,453)    (11,732)
    Accumulated other comprehensive income (loss) . . .          (89)         95
    Accumulated deficit . . . . . . . . . . . . . . . .     (226,333)   (215,750)
                                                         ------------  ----------
        Total stockholders' equity. . . . . . . . . . .        5,910      15,343
                                                         ------------  ----------

        Total liabilities and stockholders' equity. . .  $    32,611   $  47,621
                                                         ============  ==========

                                      EVOLVE SOFTWARE, INC.
                             CONSOLIDATED STATEMENTS OF OPERATIONS
                            (in thousands, except per share amounts)
                                          (unaudited)

                                                                                    THREE MONTHS ENDED
                                                                                        SEPT. 30,
                                                                                   --------------------
                                                                                     2001       2000
                                                                                   ---------  ---------
Revenues:
    Solutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  2,341   $  5,047
    Subscriptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,396      1,912
                                                                                   ---------  ---------
        Total revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,737      6,959
                                                                                   ---------  ---------

Cost of revenues:
    Solutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,415      2,903
    Subscriptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       450      1,051
    Stock based charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (135)       744
                                                                                   ---------  ---------
        Total cost of revenues. . . . . . . . . . . . . . . . . . . . . . . . . .     1,730      4,698
                                                                                   ---------  ---------

        Gross profit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,007      2,261

Operating expenses:
    Sales and marketing:
      Other sales and marketing . . . . . . . . . . . . . . . . . . . . . . . . .     4,574     11,048
      Stock based charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (95)     2,620
    Research and development:
      Other research and development. . . . . . . . . . . . . . . . . . . . . . .     3,515      3,830
      Stock based charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .       157      1,523
    General and administrative:
      Other general and administrative. . . . . . . . . . . . . . . . . . . . . .     2,289      2,521
      Stock based charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,326      4,063
    Amortization of goodwill and other intangible assets. . . . . . . . . . . . .       401      2,726
    Restructuring charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .       693          -
                                                                                   ---------  ---------

        Total operating expenses. . . . . . . . . . . . . . . . . . . . . . . . .    12,860     28,331

Operating loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (10,853)   (26,070)

Other income, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       270        795
                                                                                   ---------  ---------

Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (10,583)   (25,275)

Beneficial conversion feature of Series I redeemable convertible preferred stock.         -     (5,977)

Net loss attributable to common stockholders. . . . . . . . . . . . . . . . . . .  $(10,583)  $(31,252)
                                                                                   =========  =========

Net loss per common share -- basic and diluted. . . . . . . . . . . . . . . . . .  $  (0.29)  $  (1.50)
                                                                                   =========  =========

Shares used in net loss per common share calculation -- basic and diluted . . . .    36,905     20,789
                                                                                   =========  =========

                                       EVOLVE SOFTWARE, INC.
                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         (in thousands)
                                          (unaudited)

                                                                                   THREE MONTHS ENDED
                                                                                        SEPT. 30,
                                                                                  --------------------
                                                                                     2001       2000
                                                                                  ---------  ---------
Cash flows from operating activities:
  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(10,583)  $(25,275)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Loss on disposal of fixed assets . . . . . . . . . . . . . . . . . . . . . .         -         19
    Allowance for doubtful accounts. . . . . . . . . . . . . . . . . . . . . . .       545          -
    Depreciation and amortization - fixed assets . . . . . . . . . . . . . . . .       932        796
    Amortization of goodwill and other intangible assets . . . . . . . . . . . .       401      2,726
    Non cash restructuring charges . . . . . . . . . . . . . . . . . . . . . . .       103          -
    Accrued interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         -         75
    Stock-based charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,253      8,950
  Changes in assets and liabilities:
    Accounts receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,281     (2,643)
    Prepaid expenses and other current assets. . . . . . . . . . . . . . . . . .       (68)      (867)
    Deposits and other assets. . . . . . . . . . . . . . . . . . . . . . . . . .        29       (630)
    Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (1,448)      (389)
    Accrued liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (895)       588
    Restructuring accrual. . . . . . . . . . . . . . . . . . . . . . . . . . . .      (822)         -
    Deferred revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (1,994)    (1,171)
                                                                                  ---------  ---------
NET CASH USED IN OPERATING ACTIVITIES                                              (10,266)   (17,821)
                                                                                  ---------  ---------

Cash flows from investing activities:
  Purchase of short-term investments . . . . . . . . . . . . . . . . . . . . . .      (521)    (4,938)
  Maturities of short-term investments . . . . . . . . . . . . . . . . . . . . .     2,500          -
  Purchases of property and equipment. . . . . . . . . . . . . . . . . . . . . .      (192)    (3,190)
  Proceeds from sale of property and equipment . . . . . . . . . . . . . . . . .         -         13
  Purchases of intangibles . . . . . . . . . . . . . . . . . . . . . . . . . . .         -       (700)
                                                                                  ---------  ---------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                  1,787     (8,815)
                                                                                  ---------  ---------

Cash flows from financing activities:
  Payments under capital lease obligations . . . . . . . . . . . . . . . . . . .      (132)      (181)
  Repayment of long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . .      (396)         -
  Proceeds from initial public offering. . . . . . . . . . . . . . . . . . . . .         -     46,462
  Proceeds from issuance of preferred stock, net of issuance costs . . . . . . .         -     12,577
  Proceeds from exercise of common stock options . . . . . . . . . . . . . . . .         -        839
  Proceeds from exercise of common stock warrants. . . . . . . . . . . . . . . .         -        500
  Proceeds from employee stock purchase plan . . . . . . . . . . . . . . . . . .        80          -
  Proceeds from payment on note receivable . . . . . . . . . . . . . . . . . . .         -         70
  Payments on repurchase of common stock . . . . . . . . . . . . . . . . . . . .         -        (60)
                                                                                  ---------  ---------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                   (448)    60,207
                                                                                  ---------  ---------

Effect of exchange rate changes on cash and cash equivalents . . . . . . . . . .      (120)         3

Increase (decrease) in cash and cash equivalents . . . . . . . . . . . . . . . .    (9,047)    33,568
Cash and cash equivalents at beginning of period . . . . . . . . . . . . . . . .    19,914     18,660
                                                                                  ---------  ---------
Cash and cash equivalents at end of period . . . . . . . . . . . . . . . . . . .  $ 10,867   $ 52,228
                                                                                  =========  =========

   FINANCIAL STATEMENTS FOR THE LAST TWO FISCAL YEARS ENDED JUNE 30, 2001 AND JUNE 30, 2000
   ----------------------------------------------------------------------------------------


                                         EVOLVE SOFTWARE, INC.
                                      CONSOLIDATED BALANCE SHEETS
                           (in thousands, except share and per share amounts)


                                                                                        JUNE 30,
                                                                                 ----------------------
                                                                                    2001        2000
                                                                                 ----------  ----------
ASSETS
Current assets:
    Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . .  $  19,914   $  18,660
    Short-term investments. . . . . . . . . . . . . . . . . . . . . . . . . . .      2,840           -
    Accounts receivable, net of allowance for doubtful
          accounts $730 and $125, respectively. . . . . . . . . . . . . . . . .      6,414       3,952
    Prepaid expenses and other current assets . . . . . . . . . . . . . . . . .      2,454       2,273
    Notes receivable from related party . . . . . . . . . . . . . . . . . . . .        175           -
                                                                                 ----------  ----------
        Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . .     31,797      24,885

Property and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . .     10,481       8,830
Restricted cash.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          -       2,000
Deposits and other assets . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,617       1,213
Note receivable from related party. . . . . . . . . . . . . . . . . . . . . . .          -         100
Goodwill and other intangible assets, net . . . . . . . . . . . . . . . . . . .      3,726      26,951
                                                                                 ----------  ----------
        Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  47,621   $  63,979
                                                                                 ==========  ==========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
  STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   5,670   $   6,467
    Accrued liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5,852       5,965
    Deferred revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8,117       7,093
    Capital lease obligations, current portion. . . . . . . . . . . . . . . . .        646         762
    Restructuring accrual, current portion. . . . . . . . . . . . . . . . . . .      2,208           -
    Short-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,178           -
                                                                                 ----------  ----------
        Total current liabilities . . . . . . . . . . . . . . . . . . . . . . .     24,671      20,287

Capital lease obligations, less current portion . . . . . . . . . . . . . . . .        194         852
Restructuring accrual, less current portion . . . . . . . . . . . . . . . . . .      4,651           -
Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,575       3,958
Deferred rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        187           -
                                                                                 ----------  ----------
        Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .     32,278      25,097
                                                                                 ----------  ----------

Contingencies and commitments (Note 5 and Note 9):
    Redeemable convertible preferred stock, $.001 par value, 10,000,000 and 130,000,000 shares authorized as of June 30, 2001 and 2000, respectively; shares issued and outstanding:  zero and 115,541,610 as of
      June 30, 2001 and 2000, respectively. . . . . . . . . . . . . . . . . . .          -      79,514

Stockholders' equity (deficit):
    Common stock, $0.001 par value; 110,000,000 and 25,000,000 shares authorized as of June 30, 2001 and 2000, respectively; shares issued and outstanding:  40,051,956 and 10,305,880 shares
          as of June 30, 2001 and 2000, respectively. . . . . . . . . . . . . .         40          10
    Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . .    250,485     113,210
    Notes receivable from stockholders. . . . . . . . . . . . . . . . . . . . .     (7,795)     (9,174)
    Unearned stock-based compensation . . . . . . . . . . . . . . . . . . . . .    (11,732)    (40,295)
    Accumulated other comprehensive income. . . . . . . . . . . . . . . . . . .         95           -
    Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (215,750)   (104,383)
                                                                                 ----------  ----------
        Total stockholders' equity (deficit). . . . . . . . . . . . . . . . . .     15,343     (40,632)
                                                                                 ----------  ----------

        Total liabilities, redeemable convertible preferred stock and
          stockholders' equity (deficit). . . . . . . . . . . . . . . . . . . .  $  47,621   $  63,979
                                                                                 ==========  ==========

                                               EVOLVE SOFTWARE, INC.
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (in thousands, except per share amounts)

                                                                                          YEAR ENDED JUNE 30,
                                                                                   --------------------------------
                                                                                      2001       2000       1999
                                                                                   ----------  ---------  ---------
Revenues:
    Solutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  25,398   $  7,157   $    150
    Subscriptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9,549      3,386        367
                                                                                   ----------  ---------  ---------
        Total revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34,947     10,543        517
                                                                                   ----------  ---------  ---------

Cost of revenues:(*)
    Solutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13,034      5,250        251
    Subscriptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4,337      1,920        390
                                                                                   ----------  ---------  ---------
        Total cost of revenues. . . . . . . . . . . . . . . . . . . . . . . . . .     17,371      7,170        641
                                                                                   ----------  ---------  ---------

        Gross profit (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . .     17,576      3,373       (124)

Operating expenses:(*)
    Sales and marketing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44,866     29,006      3,970
    Research and development. . . . . . . . . . . . . . . . . . . . . . . . . . .     22,594     13,716      5,115
    General and administrative. . . . . . . . . . . . . . . . . . . . . . . . . .     19,712     15,779      1,917
    In-process technology write-off . . . . . . . . . . . . . . . . . . . . . . .          -      3,126          -
    Amortization of goodwill and other intangible assets. . . . . . . . . . . . .      8,959      2,809          -
    Restructuring charges . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9,724          -          -
    Impairment of goodwill and other intangible assets. . . . . . . . . . . . . .     19,647          -          -
                                                                                   ----------  ---------  ---------
        Total operating expenses. . . . . . . . . . . . . . . . . . . . . . . . .    125,502     64,436     11,002

Operating loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (107,926)   (61,063)   (11,126)

Interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,014      1,085        277
Interest expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (339)      (378)      (697)
Other income (expense). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (139)         5         75
                                                                                   ----------  ---------  ---------

Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (105,390)   (60,351)   (11,471)

Beneficial conversion feature of Series I redeemable convertible preferred stock.     (5,977)    (9,023)         -
                                                                                   ----------  ---------  ---------

Net loss attributable to common stockholders. . . . . . . . . . . . . . . . . . .  $(111,367)  $(69,374)  $(11,471)
                                                                                   ==========  =========  =========

Net loss per common share -- basic and diluted. . . . . . . . . . . . . . . . . .  $   (3.63)  $ (22.83)  $  (7.21)
                                                                                   ==========  =========  =========

Shares used in net loss per common share calculation -- basic and diluted . . . .     30,643      3,039      1,591
                                                                                   ==========  =========  =========

(*)  Amounts include non-cash stock based compensation as follows:

Cost of revenues:
   Solutions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   1,547   $  1,382   $      6
Operating expenses:
   Sales and marketing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4,557      4,999         94
   Research and development . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,088      3,301         58
   General and administrative . . . . . . . . . . . . . . . . . . . . . . . . . .      8,691      9,595         60
                                                                                   ----------  ---------  ---------
      Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  17,883   $ 19,277   $    218
                                                                                   ==========  =========  =========

                                                    EVOLVE SOFTWARE, INC.
                                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                      (in thousands)

                                                                                                     YEAR ENDED JUNE 30,
                                                                                              --------------------------------
                                                                                                 2001       2000       1999
                                                                                              ----------  ---------  ---------
Cash flows from operating activities:
  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(105,390)  $(60,351)  $(11,471)
   Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
    Loss on disposal of fixed assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .         38          -          7
    Common stock options issued to non-employees . . . . . . . . . . . . . . . . . . . . . .          -         23         20
    Allowance for doubtful accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,095        125          -
    Depreciation and amortization - fixed assets . . . . . . . . . . . . . . . . . . . . . .      3,697        852        384
    Amortization of goodwill and other intangible assets . . . . . . . . . . . . . . . . . .      8,958      2,901          -
    In-process technology write-off. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          -      3,126          -
    Non-cash restructuring charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,694          -          -
    Impairment of goodwill and other intangible assets . . . . . . . . . . . . . . . . . . .     19,647          -          -
    Accrued interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        102        298        571
    Stock-based charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17,883     19,277        218
    Changes in assets and liabilities:
      Accounts receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (3,558)    (3,973)       (78)
      Prepaid expenses and other current assets. . . . . . . . . . . . . . . . . . . . . . .       (198)    (1,934)      (201)
      Notes receivable from related party. . . . . . . . . . . . . . . . . . . . . . . . . .        (75)       (40)       (40)
      Deposits and other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (647)      (925)       (42)
      Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (796)     6,143          3
      Accrued liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (434)     5,171        331
      Restructuring accrual. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6,859          -          -
      Deferred revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,024      5,077      1,966
                                                                                              ----------  ---------  ---------
        NET CASH USED IN OPERATING ACTIVITIES                                                   (50,101)   (24,230)    (8,332)
                                                                                              ----------  ---------  ---------

Cash flows from investing activities:
 Purchase of short-term investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (22,430)    (2,264)         -
 Maturities of short-term investments  . . . . . . . . . . . . . . . . . . . . . . . . . . .     19,591      2,264          -
 Purchases of property and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (8,631)    (7,436)       (41)
 Proceeds from sale of property and equipment  . . . . . . . . . . . . . . . . . . . . . . .         20          -          -
 Restricted cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,000     (2,000)         -
 Purchase of intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (1,225)      (300)         -
 Cash acquired upon acquisition of InfoWide. . . . . . . . . . . . . . . . . . . . . . . . .          -        292          -
                                                                                              ----------  ---------  ---------
        NET CASH USED IN INVESTING ACTIVITIES                                                   (10,675)    (9,444)       (41)
                                                                                              ----------  ---------  ---------

Cash flows from financing activities:
 Payments under capital lease obligations. . . . . . . . . . . . . . . . . . . . . . . . . .       (774)      (490)      (379)
 Repayment of notes payable to related party . . . . . . . . . . . . . . . . . . . . . . . .          -          -       (100)
 Proceeds from long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4,753          -          -
 Repayment of long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (4,060)         -          -
 Proceeds from payment on note receivable. . . . . . . . . . . . . . . . . . . . . . . . . .        543         65          -
 Proceeds from initial public offering, net. . . . . . . . . . . . . . . . . . . . . . . . .     46,475          -          -
 Proceeds from issuance of preferred stock, net. . . . . . . . . . . . . . . . . . . . . . .     12,578     47,935      9,530
 Proceeds from exercise of common stock options. . . . . . . . . . . . . . . . . . . . . . .        866      1,240         86
 Proceeds from exercise of warrants for common stock . . . . . . . . . . . . . . . . . . . .        500        800          -
 Proceeds from employee stock purchase plan. . . . . . . . . . . . . . . . . . . . . . . . .      1,281          -          -
 Payments on repurchase of common stock. . . . . . . . . . . . . . . . . . . . . . . . . . .       (226)       (56)         -
                                                                                              ----------  ---------  ---------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                                                61,936     49,494      9,137
                                                                                              ----------  ---------  ---------

Effect of exchange rate changes on cash and cash equivalents . . . . . . . . . . . . . . . .         94          -          -

Increase in cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,254     15,820        764
Cash and cash equivalents at beginning of period . . . . . . . . . . . . . . . . . . . . . .     18,660      2,840      2,076
                                                                                              ----------  ---------  ---------
Cash and cash equivalents at end of period . . . . . . . . . . . . . . . . . . . . . . . . .  $  19,914   $ 18,660   $  2,840
                                                                                              ==========  =========  =========

 Supplemental disclosure of cash flow information:

  Cash paid to settle litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     290   $      -   $      -
                                                                                              ==========  =========  =========

  Cash paid during the period for interest . . . . . . . . . . . . . . . . . . . . . . . . .  $     768   $     71   $    121
                                                                                              ==========  =========  =========

 Supplemental schedule of non-cash investing and financing activities:

  Assets acquired under capital leases . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       -   $  1,495   $    235
                                                                                              ==========  =========  =========

  Notes receivable from stockholder in exchange for common stock . . . . . . . . . . . . . .  $   2,760   $  8,476   $    804
                                                                                              ==========  =========  =========

  Repurchase of common stock issued for notes receivable . . . . . . . . . . . . . . . . . .  $     609   $    502   $    222
                                                                                              ==========  =========  =========

  Conversion of convertible debt into Series F preferred stock . . . . . . . . . . . . . . .  $       -   $      -   $ 10,656
                                                                                              ==========  =========  =========

  Conversion of convertible debt into non-convertible promissory note. . . . . . . . . . . .  $       -   $      -   $  3,500
                                                                                              ==========  =========  =========

  Acquisition of intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   3,130   $ 29,448   $      -
                                                                                              ==========  =========  =========

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          OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS




                              EVOLVE SOFTWARE, INC.




THIS SUPPLEMENT CONSTITUTES PART OF THE SECTION 10(a) PROSPECTUS RELATING TO THE EVOLVE SOFTWARE, INC. 1995 STOCK OPTION PLAN, AS AMENDED, AND THE SECTION 10(a) PROSPECTUS RELATING TO THE EVOLVE SOFTWARE, INC. 2000 STOCK PLAN




                                December 5, 2001


================================================================================